                                 (EXHIBIT 11)

                        CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                                                           Basic EPS                        Diluted EPS
                                                                          Three Months                     Three Months
                                                                         Ended March 31,                  Ended March 31,
                                                                         ---------------                  ---------------
                                                                      2001            2000              2001              2000
                                                                      ----            ----              ----              ----
Weighted average shares outstanding...........................       7,778,000       7,932,000          7,778,000        7,932,000

Loss before cumulative effect of change in accounting

Principle.....................................................     $  (136,000)    $  (112,000)      $   (136,000)     $ (112,000)

Class B preferred stock accretion.............................         (64,000)        (45,000)           (64,000)        (45,000)
                                                                   ------------    ------------      ------------     -----------
Loss available to common shareholders before cumulative effect
of change in accounting principle ............................        (200,000)       (157,000)          (200,000)       (157,000)

Cumulative effect of change in accounting principle, net of tax                        (86,000)                           (86,000)
                                                                   -----------    ------------       ------------     -----------
Loss available to common shareholders.........................     $  (200,000)    $  (243,000)      $   (200,000)    $  (243,000)
                                                                   ===========    ============       ============     ===========
Loss per share before cumulative effect of change in accounting
principle.....................................................     $      (.03)    $      (.02)      $       (.03)    $      (.02)

Cumulative effect of change in accounting principle, net of tax                           (.01)                              (.01)
                                                                   -----------    ------------       ------------     -----------

Net loss per share............................................     $      (.03)    $      (.03)      $       (.03)    $      (.03)
                                                                   ===========    ============       ============     ===========